UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015
Fifth Street Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830
(Address of principal executive offices) (Zip Code)
(203) 681-3600
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2015, Fifth Street Asset Management Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the proxy statement of the Company, dated April 21, 2015. As of April 9, 2015, the record date, there were 6,000,033 shares of Class A common stock and 42,856,854 shares of Class B common stock eligible to vote.

Proposal 1. The Company’s stockholders elected six directors of the Company, each of whom will serve until the 2016 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
David J. Anderson	218,013,769	20,056	93,350	1,751,662
Wayne Cooper	216,130,525	1,903,300	93,350	1,751,662
Mark J. Gordon	217,998,131	35,694	93,350	1,751,662
Thomas L. Harrison	216,093,061	1,940,764	93,350	1,751,662
Frank C. Meyer	216,129,267	1,904,358	93,550	1,751,662
Leonard M. Tannenbaum	216,094,327	1,939,298	93,550	1,751,662

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Votes For	Votes Against	Abstain
217,366,199	2,370,523	142,115

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: June 4, 2015	By:	/s/ David H. Harrison
		Name:	David H. Harrison
		Title:	Executive Vice President and Secretary